United States

Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) OR (g) of the

Securities Exchange Act of 1934

National Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	36-4128138 (I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.02 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐  

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities being registered hereby are the shares of common stock, par value $0.02 per share, of National Holdings Corporation, a Delaware corporation (the “Company”). For a description of the Company’s common stock, reference is made to the information set forth under the headings “Description of Captial Stock – Common Stock” and “Description of Capital Stock – Certain Provisions of Delaware Law and National’s Certificate of Incorporation and By-Laws” contained in the Company’s Amendment No. 2 to Post Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-191662), as filed with the Securities and Exchange Commission on February 13, 2014 under the Securities Act of 1933, as amended, which information is incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

By:	/s/ Robert B. Fagenson
Name: Robert B. Fagenson
Title: Chief Executive Officer

Dated: February 26, 2015